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                           EXHIBIT 21

          SUBSIDIARIES OF DUKE REALTY LIMITED PARTNERSHIP

                                State of                 Names Under Which
                                Incorporation            Subsidiary Does
Subsidiary                      or Organization          Business
------------------------------- ---------------- ------------------------------
Duke Realty Services Limited     Indiana         Duke Realty  Services Limited
 Partnership                                      Partnership

Duke Realty Construction, Inc.   Indiana         Duke Realty Construction, Inc.

Duke Construction Limited        Indiana         Duke Construction Limited
 Partnership                                      Partnership

B/D Limited Partnership          Indiana         B/D Limited Partnership

Lamida Partners Limited          Ohio            Lamida Partners Limited
 Partnership                                      Partnership

Kenwood Office Associates        Ohio            Kenwood Office Associates

Park Creek Venture               Indiana         Park Creek Venture

Parkrite Limited Partnership     Indiana         Parkrite Limited Partnership

Post Road Limited Partnership    Indiana         Post Road Limited Partnership

Shadeland Station Office         Indiana         Shadeland Station Office
 Associates II Limited                            Associates II Limited
 Partnership                                      Partnership

Dugan Realty L.L.C.              Indiana         Dugan Realty L.L.C.

Duke/Tees Joint Venture          Indiana         Duke/Tees J.V.

Park Fletcher Limited            Indiana         Park Fletcher Limited
 Partnership 2728                                 Partnership 2728

Cincinnati Development           Ohio            Cincinnati Development
 Group L.L.C.                                     L.L.C.

Dugan/Office, L.L.C.             Indiana         Dugan/Office, L.L.C.

625 Building, L.L.C.             Missouri        625 Building, L.L.C.





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